UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2018

DUNKIN’ BRANDS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35258	20-4145825
(Commission File Number)	(IRS Employer Identification Number)
130 Royall Street
Canton, Massachusetts 02021
(Address of registrant’s principal executive office)
(781) 737-3000
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.
On February 14, 2018, Dunkin’ Brands Group, Inc. (the “Company”) entered into accelerated share repurchase agreements with each of Citibank, N.A. and JPMorgan Chase Bank, National Association, London Branch (collectively, the “Dealers”) to repurchase an aggregate of $650.0 million of the Company’s common stock (the “ASR Agreements”). The Company will acquire the shares under the ASR Agreements as part of its previously announced $650 million share repurchase program.
Pursuant to the terms of the ASR Agreements, on February 16, 2018, the Company will make payments of $650 million in the aggregate to the Dealers and will receive an initial delivery of approximately 8,479,000 shares of the Company’s common stock in the aggregate from the Dealers, which is approximately 80 percent of the total number of shares of the Company’s common stock expected to be repurchased under the ASR Agreements. At settlement, the Dealers may be required to deliver additional shares of common stock to the Company, or, under certain circumstances, the Company may be required to deliver shares of its common stock or may elect to make a cash payment to the Dealers, based generally on the average of the daily volume-weighted average prices of the Company’s common stock during the term of the ASR Agreements. The ASR Agreements contain provisions customary for agreements of this type, including provisions for adjustments to the transaction terms, the circumstances generally under which the ASR Agreements may be accelerated, extended or terminated early by the Dealers and various acknowledgments, representations and warranties made by the parties to one another. Final settlement of each ASR Agreement is expected to be completed in August 2018, although the settlement may be accelerated at the Dealer’s option.
The foregoing description of the ASR agreements is qualified in its entirety by reference to the ASR agreements, which are filed herewith as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The Company expects that the execution of the ASR Agreements will add approximately $0.20 to $0.24 to its previously announced fiscal 2018 guidance for earnings per share and adjusted earnings per share. The actual impact will depend on the Company’s weighted average stock price and volume and the related number of shares actually repurchased during the term of the ASR Agreements.

The information contained in this Item, including the exhibits attached hereto, is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.

Forward-Looking Statements
This Current Report on Form 8-K contains projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include those regarding the expected impact of the ASR Agreements on earnings per share and adjusted earnings per share.  By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. These projections and statements reflect management’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved, and actual results could differ materially from those projected as a result of certain risks and uncertainties. These uncertainties include the Company’s weighted average stock price and volume and the related number of shares actually repurchased during the term of the ASR Agreements. Except as required by applicable law, we do not undertake to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit #	Exhibit Name

10.1	Form of Fixed Dollar Accelerated Share Repurchase Transaction Confirmation dated February 14, 2018 between Dunkin’ Brands Group, Inc. and Citibank, N.A

10.2	Form of Fixed Dollar Accelerated Share Repurchase Transaction Confirmation dated February 14, 2018 between Dunkin’ Brands Group, Inc. and JPMorgan Chase Bank, National Association, London Branch

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNKIN’ BRANDS GROUP, INC.

By:	/s/ Katherine Jaspon
Katherine Jaspon
Chief Financial Officer
Date: February 15, 2018

EXHIBIT INDEX

Exhibit #	Exhibit Name

10.1	Form of Fixed Dollar Accelerated Share Repurchase Transaction Confirmation dated February 14, 2018 between Dunkin’ Brands Group, Inc. and Citibank, N.A.

10.2	Form of Fixed Dollar Accelerated Share Repurchase Transaction Confirmation dated February 14, 2018 between Dunkin’ Brands Group, Inc. and JPMorgan Chase Bank, National Association, London Branch